Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the registration statements on Form S-1, S-3 and Form S-8 of Riley Exploration Permian, Inc. (f/k/a Tengasco, Inc.) to the references to our name as well as to the reference to our third-party report for Tengasco, Inc. which appears in the December 31, 2020 annual report on Form 10-K and/or 10-K/A of  Riley Exploration Permian, Inc. (f/k/a Tengasco, Inc.).

LAROCHE PETROLEUM CONSULTANTS, LTD.
By LPC, Inc. General Partner

By:	/s/	William M. Kazmann
Name:		William M. Kazmann
Title:		President

Richardson, Texas
June 24, 2021